EXHIBIT (3) (i)

Articles of Incorporation

No changes were made to the Articles of Incorporation during the fiscal year ended May 31, 2004. The Articles of Incorporation were filed with and are incorporated by reference from the Corporation’s Form 10-K for the fiscal year ended May 31, 1996.

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